AGILITI ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2021
AND RAISES FULL YEAR 2021 GUIDANCE

Minneapolis, Minn.--(BUSINESS WIRE)— November 9, 2021 – Agiliti Inc. (NYSE: AGTI) (“Agiliti”), a nationwide provider of healthcare technology management and service solutions to the United States healthcare industry, today announced its financial results for the quarter ended September 30, 2021, and raised its full-year guidance for 2021.

Third Quarter 2021 Highlights

●	Revenue growth of 35 percent year-over-year to $262 million
●	Net income of $9.7 million, up $19.9 million from the prior year period, and diluted income per share of $0.07, up $0.17 per share from the prior year period
●	Adjusted EBITDA[1] growth of 46 percent year-over-year to $82 million, and adjusted diluted earnings per share of $0.23, up $0.10 per share from the prior year period
●	Total debt of $1,044.4 million; Net debt[1] of $920.7 million; Net Leverage ratio[1] further reduced to 2.9x
●	Raised full year 2021 guidance with expected revenue of $1,010-1,020 million and Adjusted EBITDA of $300-310 million[2]

“Our strong results from the quarter and our increased financial guidance for the year reflect the powerful fundamentals of our business” said Tom Leonard, Chief Executive Officer. “Agiliti’s nationwide maintenance and logistics infrastructure places us within the local community of the healthcare providers we serve each day.  This same operations network is now supporting our recent acquisitions, with a unique and differentiated value proposition for our customers, delivered though our local service teams.”

Third Quarter and Year-to-Date 2021 Financial Results

Total revenue for the three months ended September 30, 2021, was $262.4 million, representing a 34.8 percent increase from total revenue of $194.7 million for the same period of 2020. Total revenue for the nine months ended September 30, 2021, was $748.2 million, representing a 33.8 percent increase from total revenue of $559.1 million for the same period of 2020.

Net income for the three months ended September 30, 2021, was $9.7 million compared to a net loss of $10.2 million for the same period of 2020. Net income for the nine months ended September 30, 2021, was $14.0 million, representing a $36.0 million increase compared to a net loss of $22.0 million for the same period of 2020.

Adjusted EBITDA for the three months ended September 30, 2021, was $81.9 million, a 46.2 percent increase from Adjusted EBITDA of $56.1 million for the same period of 2020. Adjusted EBITDA for the nine months ended September 30, 2021, was $245.8 million, a 51.6 percent increase from Adjusted EBITDA of $162.2 million for same period of 2020.

Subsequent Events

On October 1, 2021, Agiliti completed its acquisition of Sizewise Rentals, Inc., (“Sizewise”), a manufacturer and distributor of specialty hospital beds, surfaces and patient handling equipment. The transaction was financed with a combination of cash on hand as well as an incremental $150M Term Loan B (fungible with the existing 0% LIBOR floor tranche). The combination enables Agiliti to broaden its portfolio and clinical expertise within the growing specialty equipment services market, expand its total addressable market opportunity and target meaningful growth and cost reduction synergies.

2021 Financial Outlook

For the full year 2021, the Company now expects revenue to be in the range of $1,010 million to $1,020 million, an increase from the prior range of $965 million to $980 million, representing growth of 31 to 32 percent. In addition, the Company now expects Adjusted EBITDA to be in the range of $300 million to $310 million, an increase from the prior range of $280 million to $290 million, representing growth of 28 to 31 percent. Finally, the Company expects capital expenditures for 2021 to be in the range of $67 million to $72 million, an increase from the prior range of $65 million to $70 million. Capex as a percentage of revenue is expected to remain in the range of 6 to 7 percent.

Conference Call Information

Agiliti will hold a conference call to discuss its 2021 third quarter results on Tuesday, November 9, at 5 p.m. Eastern Time (4 p.m. Central Time).

The conference call can be accessed live over the phone by dialing 1-877-300-8521 or for international callers, 1-412-317-6026. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 10160759. The replay will be available until November 16, 2021.

Interested investors and other parties may view a simultaneous webcast of the conference call by visiting the Agiliti Investor Relations site at https://investors.agilitihealth.com. The webcast replay will be available for a limited time shortly following the call.

About Agiliti

Agiliti is an essential service provider to the U.S. healthcare industry with solutions that help support a more efficient, safe and sustainable healthcare delivery system. Agiliti serves more than 9,000 national, regional and local acute care and alternate site providers across the U.S. For more than eight decades, Agiliti has delivered medical equipment management and service solutions that help healthcare providers reduce costs, increase operating efficiencies and support optimal patient outcomes.

CONTACT:

Kate Kaiser

Corporate Communication and Investor Relations

kate.kaiser@agilitihealth.com

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Agiliti Inc., believes statements in this presentation looking forward in time, including preliminary results, involve risks and uncertainties. The following factors, among others, could adversely affect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forward-looking statements: our history of net losses and substantial interest expense; our need for substantial cash to operate and expand our business as planned; our substantial outstanding debt and debt service obligations; restrictions imposed by the terms of our debt; a decrease in the number of patients our customers are serving; our ability to effect change in the manner in which health care providers traditionally procure medical equipment; the absence of long-term commitments with customers; our ability to renew contracts with group purchasing organizations and integrated delivery networks; changes in reimbursement rates and policies by third-party payors; the impact of health care reform initiatives; the impact of significant regulation of the health care industry and the need to comply with those regulations; the effect of prolonged negative changes in domestic and global economic conditions; difficulties or delays in our continued expansion into certain of our businesses/geographic markets and developments of new businesses/geographic markets; additional credit risks in increasing business with home care providers and nursing homes, impacts of equipment product recalls or obsolescence; increases in vendor costs that cannot be passed through to our customers; and other Risk Factors as detailed in our final prospectus filed with the Securities and Exchange Commission (“SEC”), on April 26, 2021, and our quarterly reports on Form 10-Q.

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1 Non-GAAP Measures. See further discussion below.

2 With regard to the non-GAAP Adjusted EBITDA guidance provided above, a reconciliation to GAAP net income has not been provided as the quantification of certain items included in the calculation of GAAP net income cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Agiliti, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$262,424	$194,721	$748,212	$559,121
Cost of revenue	158,990	120,115	444,346	359,239
Gross margin	103,434	74,606	303,866	199,882
Selling, general and administrative	75,052	71,732	225,334	180,838
Operating income	28,382	2,874	78,532	19,044
Loss on extinguishment of debt	—	—	10,116	—
Interest expense	10,711	13,560	40,444	46,532
Income (loss) before income taxes and noncontrolling interest	17,671	(10,686)	27,972	(27,488)
Income tax expense (benefit)	7,943	(573)	13,832	(5,678)
Consolidated net income (loss)	9,728	(10,113)	14,140	(21,810)
Net income attributable to noncontrolling interest	60	95	117	198
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$9,668	$(10,208)	$14,023	$(22,008)

Basic income (loss) per share	$0.07	$(0.10)	$0.12	$(0.22)
Diluted income (loss) per share	$0.07	$(0.10)	$0.11	$(0.22)

Weighted-average common shares outstanding:
Basic	130,380,551	98,983,296	117,578,750	98,973,853
Diluted	138,490,526	98,983,296	125,515,000	98,973,853

Agiliti, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share information)

(unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$123,713	$206,505
Accounts receivable, less allowance for doubtful accounts of $2,500 at September 30, 2021 and $1,993 at December 31, 2020	200,779	154,625
Inventories	29,092	27,062
Other current assets	14,847	14,175
Total current assets	368,431	402,367
Property and equipment:
Medical equipment	301,189	285,723
Property and office equipment	140,138	112,646
Accumulated depreciation	(251,530)	(183,953)
Total property and equipment, net	189,797	214,416
Other long-term assets:
Goodwill	1,122,530	817,113
Operating lease right-of-use assets	56,692	51,214
Other intangibles, net	528,119	402,095
Other	18,884	16,151
Total assets	$2,284,453	$1,903,356
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$15,849	$16,044
Current portion of operating lease liability	15,607	14,155
Current portion of obligation under tax receivable agreement	15,691	15,572
Accounts payable	48,712	37,215
Accrued compensation	37,658	38,671
Accrued interest	2,784	6,347
Deferred revenue	6,858	8,800
Other accrued expenses	24,111	22,727
Total current liabilities	167,270	159,531
Long-term debt, less current portion	1,028,626	1,145,055
Obligation under tax receivable agreement, pension and other long-term liabilities	57,216	53,794
Operating lease liability, less current portion	45,919	40,283
Deferred income taxes, net	109,469	62,748
Commitments and contingencies (Note 11)
Equity
Common stock, $0.0001 par value; 350,000,000 shares authorized; 130,389,758 and 98,983,296 shares issued and outstanding at September 30, 2021 and December 31, 2020	13	10
Additional paid-in capital	932,867	513,902
Accumulated deficit	(54,469)	(68,492)
Accumulated other comprehensive loss	(2,581)	(3,619)
Total Agiliti, Inc. and Subsidiaries equity	875,830	441,801
Noncontrolling interest	123	144
Total equity	875,953	441,945
Total liabilities and equity	$2,284,453	$1,903,356

Agiliti, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2021	2020
Cash flows from operating activities:
Consolidated net income (loss)	$14,140	$(21,810)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	78,249	72,955
Amortization	63,482	54,536
Remeasurement of tax receivable agreement and contingent consideration	4,542	8,231
Loss on extinguishment of debt	7,716	—
Provision for doubtful accounts	1,121	1,336
Provision for inventory obsolescence	2,539	458
Non-cash share-based compensation expense	10,127	7,657
Gain on sales and disposals of equipment	(3,939)	(852)
Deferred income taxes	12,040	(5,967)
Changes in operating assets and liabilities:
Accounts receivable	(30,305)	(37,618)
Inventories	1,241	(5,534)
Other operating assets	(5,392)	(6,431)
Accounts payable	4,701	(1,138)
Other operating liabilities	(21,849)	33,903
Net cash provided by operating activities	138,413	99,726
Cash flows from investing activities:
Medical equipment purchases	(23,912)	(22,806)
Property and office equipment purchases	(15,539)	(15,465)
Proceeds from disposition of property and equipment	8,187	2,157
Acquisitions, net of cash acquired	(450,198)	(89,706)
Net cash used in investing activities	(481,462)	(125,820)
Cash flows from financing activities:
Proceeds under revolver	35,000	249,500
Payments under revolver	(35,000)	(283,000)
Proceeds under term loan	198,052	124,844
Payments under term loan	(326,770)	(5,895)
Payments of principal under finance lease liability	(6,721)	(6,312)
Payments of deferred financing costs	(229)	(199)
Payments under tax receivable agreement	(748)	—
Distributions to noncontrolling interests	(138)	(322)
Proceeds from exercise of stock options	380	—
Dividend and equity distribution payment	(926)	(1,138)
Proceeds from issuance of common stock	401,441	—
Stock issuance costs	(4,084)	—
Shares forfeited for taxes	—	(145)
Change in book overdrafts	—	(1,771)
Net cash provided by financing activities	260,257	75,562
Net change in cash and cash equivalents	(82,792)	49,468
Cash and cash equivalents at the beginning of period	206,505	—
Cash and cash equivalents at the end of period	$123,713	$49,468

Supplemental cash flow information:
Interest paid	$40,991	$41,279
Income taxes paid	2,647	1,007

Use of non-GAAP information

This press release contains non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted EPS and Net Leverage Ratio.  We use these internally as measures of operational performance and disclose them externally to assist analysts, investors and lenders in their comparisons of operational performance, valuation and debt capacity across companies with differing capital, tax and legal structures. We believe the investment community frequently uses these measures in the evaluation of similarly situated companies. Adjusted EBITDA is also used by the Company as a factor to determine the total amount of incentive compensation to be awarded to executive officers and other employees.  EBITDA, Adjusted EBITDA, Adjusted EPS and Net Leverage Ratio, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as alternatives to, or more meaningful than, net income as measures of operating performance or to cash flows from operating, investing or financing activities or as measures of liquidity. Since EBITDA, Adjusted EBITDA, Adjusted EPS and Net Leverage Ratio are not measures determined in accordance with GAAP and are thus susceptible to varying interpretations and calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies. EBITDA and Adjusted EBITDA do not represent amounts of funds that are available for management’s discretionary use. EBITDA and Adjusted EBITDA presented may not be the same as EBITDA and Adjusted EBITDA calculations as defined in the First Lien Credit Facilities.

Agiliti, Inc. and Subsidiaries

Adjusted EBITDA

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2021	2020	2021	2020
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$9,668	$(10,208)	$14,023	$(22,008)
Interest expense	10,711	13,560	40,444	46,532
Income tax expense (benefit)	7,943	(573)	13,832	(5,678)
Depreciation and amortization	46,860	42,597	138,676	124,659
EBITDA	75,183	45,376	206,975	143,505
Non-cash share-based compensation expense	4,360	3,206	10,127	7,657
Management and other expenses (1)	—	(3,266)	7,626	(256)
Transaction costs (2)	2,189	1,137	6,440	1,699
Tax receivable agreement remeasurement	197	9,600	4,542	9,600
Loss on extinguishment of debt (3)	—	—	10,116	—
Adjusted EBITDA	$81,929	$56,053	$245,826	$162,205

(1) Management and other expenses represent (a) management fees and buyout termination fee under the Advisory Services Agreement, which was terminated in connection with the initial public offering and (b) employee related non-recurring expenses.

(2) Transaction costs represent costs associated with potential and completed mergers and acquisitions and are primarily related to the Northfield acquisition for the nine months ended September 30, 2021.

(3) Loss on extinguishment of debt consists of the write-off of the unamortized deferred financing costs and debt discount and an additional 1% redemption price related to the repayment of our Second Lien Term Loan and the write-off of the unamortized deferred financing costs related to the amendment of our Revolving Credit Facility.

Agiliti, Inc. and Subsidiaries

Non-GAAP Financial Measure: Adjusted EPS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2021	2020	2021	2020
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$9,668	$(10,208)	$14,023	$(22,008)
Amortization	21,497	17,558	60,427	51,702
Non-cash share-based compensation expense	4,360	3,206	10,127	7,657
Management and other expenses (1)	—	(3,266)	7,626	(256)
Transaction costs (2)	2,189	1,137	6,440	1,699
Tax receivable agreement remeasurement (3)	197	9,600	4,542	9,600
Loss on extinguishment of debt (4)	—	—	10,116	—
Income tax benefit associated with pre-tax adjustments (5)	(6,724)	(4,733)	(20,452)	(15,527)
Adjusted Net Income	$31,187	$13,294	$92,849	$32,867

Weighted average shares outstanding - diluted	138,491	103,706	125,515	103,680
Adjusted EPS	$0.23	$0.13	$0.74	$0.32

(1) Management and other expenses represent (a) management fees and buyout termination fee under the Advisory Services Agreement, which was  terminated in connection with the initial public offering and (b) employee related non-recurring expenses. (2) Transaction costs represent costs associated with potential and completed mergers and acquisitions and are primarily related to the Northfield  acquisition for the nine months ended September 30, 2021. (3) Tax receivable agreement remeasurement represents the change in the fair value of the tax receivable agreement. (4) Loss on extinguishment of debt consists of the write-off of the unamortized deferred financing costs and debt discount and an additional 1% redemption price related to the repayment of our Second Lien Term Loan and the write-off of the unamortized deferred financing costs related to the amendment of our Revolving Credit Facility. (5) Income tax benefit associated with pre-tax adjustments represents the tax benefit or provision associated with the reconciling items between net income (loss) and Adjusted Net Income.  To determine the aggregate tax effect of the reconciling items, we utilized statutory income tax rates ranging from 0% to 26%, depending upon the applicable jurisdictions of each adjustment.

Agiliti, Inc. and Subsidiaries

Non-GAAP Financial Measure: Net Leverage Ratio

(unaudited)

September 30,
(in millions)	2021
Term Loan B (due 2026)	$1,035.4
Consolidated Capital Leases	26.1
Less: Deferred Financing Fees	(17.1)
Debt	$1,044.4
Less: Cash	(123.7)
Net Debt	$920.7

LTM Adjusted EBITDA	$317.8

Net Leverage	2.9x